Exhibit 99.1

GTSI Regains Compliance with NASDAQ Listing Requirements

CHANTILLY, VA. – January 3, 2007 – GTSI® Corp. (NASDAQ: GTSI), announced that it has been formally notified by the NASDAQ Listing Qualifications Panel that the Company is now in compliance with all NASDAQ’s requirements for continued listing on The NASDAQ Stock Market.

By filing its Form 10-K/A, for the years 2003, 2004, 2005, Form 10-Q/A for the quarter ended March 31, 2006, as well as its Form 10-Q’s for quarters ended June 30, 2006 and September 30, 2006 with the Securities and Exchange Commission on December 22, 2006, GTSI regained compliance with NASDAQ listing requirements.

GTSI Contact:

Paul Liberty

Vice President, Corporate Affairs & Investor Relations

703.502.2540

paul.liberty@gtsi.com